Exhibit 3.3

INTERNATIONAL TEXTILE GROUP, INC.

FORM OF AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.    Meetings of stockholders shall be held at such place, either within or without the State of Delaware, or by means of remote communication, as designated by the board of directors.

Section 2.    Unless an annual meeting of stockholders is not required under the General Corporation Law of the State of Delaware (the “GCL”), annual meetings shall be held at such date and time as designated by the board of directors and stated in the notice of such meetings, at which the stockholders shall elect directors by a plurality vote and transact such other business as may properly be brought before the meeting.

Section 3.    Written notice of any annual meeting of stockholders, stating the place or means of remote communication, date and hour of such meeting, and the record date for such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting.

Section 4.    The secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, during ordinary business hours, at the principal place of business of the company. At any meeting (other than a meeting held solely by remote communication), a list of stockholders entitled to vote at the meeting shall be produced and kept at the place of such meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5.    Special meetings of the stockholders may be called by the board of directors or the secretary for any purpose. In addition, special meetings shall be called by the president or secretary upon the written request of stockholders holding a majority of the stock issued and outstanding and entitled to vote for the purpose set forth in such written request.

Section 6.     Written notice of a special meeting of stockholders stating the place or means of remote communication, date and hour of the meeting, the record date for such meeting and purpose for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.    Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Section 8.    The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the GCL or other applicable law or by the certificate of incorporation. If such quorum shall not be present or represented at any meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if at the original meeting a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 9.    When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which a different vote is expressly required by the GCL, other applicable law, the certificate of incorporation or these bylaws, in which case such express provision shall govern and control the decision of such question.

Section 10.    Unless otherwise provided in the certificate of incorporation, at every meeting of stockholders, each stockholder shall be entitled to one (1) vote in person or by proxy for each share of stock having voting power held by such stockholder. No proxy shall be voted after three (3) years from its effective date, unless the proxy provides for a longer period.

Section 11.    Any action that is required to, or may, be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

Section 1.    The number of directors may be fixed by resolution of the stockholders. The initial number of directors which shall constitute the board of directors shall be one (1). Each director elected shall hold office until the next annual meeting of stockholders or until such person’s successor is duly elected and qualified, unless such person sooner resigns or is removed.

Section 2.    Vacancies and newly created directorships resulting from any increase in number of directorships may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual meeting of stockholders or until such person’s successor is duly elected and qualified, unless such person sooner resigns or is removed. If there are no directors in office, then an election of directors may be held in the manner provided by the GCL or other applicable law.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.    Meetings of directors, or committees thereof, shall be held at such place, either within or without the State of Delaware, or by means of remote communication, as designated by the board of directors, or members of such committees.

Section 4.    Meetings of the board of directors shall be held at such date and time as shall be determined by the board of directors. Meetings may also be called by the secretary. Notice of any meeting shall be provided at least one (1) hour prior to such meeting in any manner set forth in Article III of these bylaws. At all meetings, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the GCL or other applicable law or by the certificate of incorporation. If a quorum shall not be present at any meeting, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5.    Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission, and such writings or electronic transmissions are filed with the minutes of proceedings of the board of directors or such committee.

COMMITTEES OF DIRECTORS

Section 6.    The board of directors may designate one or more committees, each committee to consist of one or more directors. The board of directors may designate alternate members of any committee. In the absence or disqualification of a member of a committee, the other members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors; but no such committee shall have the power or authority with respect to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the GCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any of these bylaws.

Section 7.    Unless the board of directors otherwise provides, each committee may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the board of directors or a provision in the rules of such committee to the contrary, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting shall be the act of such committee, and in all other respects each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to these bylaws.

COMPENSATION OF DIRECTORS

Section 8.    Unless otherwise restricted by the certificate of incorporation or these bylaws,

the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude a director from serving the company in any other capacity and receiving compensation therefor.

REMOVAL OF DIRECTORS

Section 9.    Unless otherwise restricted by the certificate of incorporation or by applicable law, directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE III

NOTICES

Section 1.    Whenever notice is required to be given to any director or stockholder, such notice shall be in writing and may be given (i) by personal delivery, (ii) by United States mail (addressed to such director or stockholder, at his or her address as it appears on the records of the company, with postage thereon prepaid), (iii) by overnight courier or (iv) by electronic transmission directed to an address (electronic or otherwise) at which such director or stockholder has consented to receive notice. Notices will be deemed given (i) when delivered, if personally delivered, (ii) two (2) business days after being deposited in the United States Mail, if mailed, (iii) when delivered, if delivered by overnight courier, or (iv) upon transmission if sent by electronic transmission. Each director shall provide the secretary with either a facsimile number or an electronic mail address at which the director consents to receive notice.

Section 2.    Any notice required to be given to any director or stockholder may be waived by such person in writing or by electronic transmission. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders, any meeting of the board of directors or any committee thereof need be specified in any waiver of notice unless so required by the certificate of incorporation or these bylaws.

Section 3.    For purposes of these bylaws, “electronic transmission” means any electronic mail or any other form of communication (including facsimile transmission), not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IV

OFFICERS

Section 1.    The officers shall be a president, a secretary and a treasurer. The company may also have, at the discretion of the board of directors: a chief executive officer; a corporate controller; one or more vice presidents, assistant secretaries and assistant treasurers; and such other officers as may be appointed in accordance with the provisions hereof. One person may hold two or more offices.

Section 2.    Each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.    Any officer may be removed, either with or without cause, by the board of directors.

Section 4.    A vacancy in any office for any reason shall be filled in the manner prescribed in these bylaws for the regular appointments to such office.

PRESIDENT

Section 5.    The president shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the company. He or she shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the company as may be assigned to him or her by the board of directors or as prescribed by these bylaws.

CHIEF EXECUTIVE OFFICER

Section 6.    The chief executive officer shall exercise and perform such powers and duties as may be assigned to him or her by the board of directors (unless the president is also the chief executive officer).

VICE PRESIDENTS

Section 7.    The vice presidents shall exercise and perform such powers and duties as may be assigned to each of them by the chief executive officer, the president, the board of directors or as prescribed by these bylaws. In the absence or disability of the chief executive officer (if there is such an officer) and of the president, the vice presidents, in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all of the duties of the president and when so acting shall have all of the powers of and be subject to all the restrictions upon the president.

SECRETARY AND ASSISTANT SECRETARIES

Section 8.    The secretary shall keep, or cause to be kept, a book of minutes of all meetings of the board of directors and the stockholders.

Section 9.    The secretary shall keep, or cause to be kept, a listing which shows the names of the stockholders and their addresses, the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

Section 10.    The secretary shall give, or cause to be given, notice of all meetings of stockholders and the board of directors required by these bylaws or by the GCL or other applicable law to be given, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws. If for any reason the secretary shall fail to give notice of any meeting of the board of directors called by one or more of the persons identified in Section 4 of Article II of these bylaws, or if he or she shall fail to give notice of any special meeting of stockholders called by one or more of the persons identified in Section 5 of Article I of these bylaws, then any such person or persons may give notice of any such special meeting.

Section 11.    The assistant secretaries (if any) shall exercise and perform such powers and duties as may be assigned to each of them by the secretary or as prescribed by these bylaws.

TREASURER AND ASSISTANT TREASURERS

Section 12.    The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. He or she shall disburse the funds of the company as may be ordered by the board of directors, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

Section 13.    The assistant treasurers (if any) shall exercise and perform such powers and duties as may be assigned to each of them by the treasurer or as prescribed by these bylaws.

CHIEF FINANCIAL OFFICER

Section 14.    The chief financial officer shall exercise and perform such powers and duties as may be assigned to him or her by the board of directors (unless the treasurer is also the chief financial officer).

ARTICLE V

STOCK

Section 1.    Every stockholder shall be entitled to have a certificate, signed (manually or electronically) by the president or a vice president, on the one hand, and the secretary, an assistant secretary, the treasurer or an assistant treasurer, on the other hand, certifying the number of shares owned by such stockholder.

FIXING RECORD DATE

Section 2.    In order that the company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with these bylaws.

Section 3.    In order that the company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the company by delivery to its registered office in the State of Delaware, its principal place of business or the secretary. Delivery made to a company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 4.    In order that the company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

REGISTERED STOCKHOLDERS

Section 5.    The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the GCL or other applicable law.

ARTICLE VI

FORUM SELECTION

Section 1.    Unless the company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the company, (b) any action asserting a claim of breach of a fiduciary or legal duty owed by any current or former director, officer, employee, stockholder or agent of the company to the company or its stockholders, (c) any action asserting a claim against the company, its current or former directors, officers, employees, stockholders or agents arising pursuant to any provision of the GCL or the certificate of incorporation or these bylaws (as either may be amended from time to time), or (d) any action asserting a claim against the company, its current or former directors, officers, employees, stockholders or agents governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, solely if such court does not have jurisdiction, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware, or, solely if the Court of Chancery of the State of Delaware and the Complex Commercial Litigation Division of the Superior Court of the State of Delaware do not have jurisdiction, the United States District Court for the District of Delaware) (the Court of Chancery of the State of Delaware is referred to herein as the “Designated Court”).

Section 2.    To the fullest extent permitted by law, if any action the subject matter of which is within the scope of the preceding paragraph is filed in a court (a “Foreign Court”) other than the Designated Court (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Designated Court in connection with any action brought in any such Foreign Court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE VII GENERAL PROVISIONS

INDEMNIFICATION

Section 1.    The company may indemnify its officers, employees and agents to the fullest extent permitted by the GCL and other applicable law, in each case, as amended from time to time. No amendment to or repeal of this Section 1 of Article VII shall apply to or have any effect on the liability or alleged liability of any such person for or with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

AMENDMENTS

Section 2.    These bylaws may be altered, amended or repealed, or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation. If the power to adopt, amend or repeal these bylaws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal these bylaws.

Effective Date: